EXHIBIT 22

                                  SUBSIDIARIES



            NAME                  State of Incorporation    Ownership of Company
-----------------------------     ----------------------    --------------------
American Student List Company,           New York                   100%
Inc.

GeoDemX Corporation                      Michigan                   100%





                                       -1-